Exhibit 99.1

QUESTAR REPORTS SECOND QUARTER INCOME

FROM CONTINUING OPERATIONS OF $28.7 MILLION

Company completes spin-off of QEP Resources Inc., affirms 2010 EPS guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) reported income of $28.7 million or $0.16 per diluted share from continuing operations, including a $7.1 million or $0.04 per diluted share charge for separation costs associated with the June 30, 2010 spin-off of QEP Resources, Inc. (NYSE: QEP). Income decreased 13% in the quarter, compared to $33.0 million or $0.18 per diluted share for the second quarter of 2009. Excluding the separation charges, Questar earned $35.8 million or $0.20 per diluted share for the quarter.

INCOME (LOSS) FROM CONTINUING OPERATIONS BY SUBSIDIARY

	3 Months Ended			6 Months Ended			12 Months Ended
	June 30,			June 30,			June 30,
	2010	2009	Change	2010	2009	Change	2010	2009	Change
Wexpro	$22.0	$19.8	11%	$43.2	$38.6	12%	$85.3	$77.5	10%
Questar Pipeline	15.9	15.0	6	33.1	29.7	11	61.6	59.1	4
Questar Gas	(2.2)	(2.0)	(10)	30.9	29.8	4	42.7	41.4	3
Corporate*	(7.0)	0.2		(6.3)	0.2		(6.5)	0.5
TOTAL	$28.7	$33.0	(13%)	$100.9	$98.3	3%	$183.1	$178.5	3%
Earnings from continuing operations per diluted share	$0.16	$0.18	(11%)	$0.57	$0.55	4%	$1.03	$1.02	1%
Average diluted shares	177.6	176.1		177.4	176.0		176.9	175.8

 (in millions, except earnings per share)

*Includes $7.1 million of after-tax separation costs

 “Questar’s second-quarter earnings from continuing operations before one-time separation charges are up over 8% from last year. All business units are performing in line with or ahead of our expectations,” said Ron W. Jibson, President and Chief Executive Officer. “We’re pleased to have successfully completed the spin-off of QEP Resources to our shareholders, and our team is now focused on delivering the growth we described in recent investor presentations.”

Spin-off transaction completed

On June 30, 2010, Questar completed a tax-free spin-off of QEP Resources, its natural gas and oil exploration and production and midstream field services businesses. Results of operations for QEP for the second quarter of 2010 and prior periods are reported in the attached recast financial statements as income from discontinued operations. Following the spin-off, Questar’s subsidiaries are Wexpro, Questar Pipeline, and Questar Gas.

Wexpro Results

Wexpro grew net income 11% to $22.0 million in the second quarter of 2010, compared to $19.8 million in the 2009 quarter. Wexpro earned a 20.1% after-tax return on average investment base for the 12 months ended June 30, 2010. Wexpro investment base at June 30, 2010, was $436.2 million, compared to $411.4 million a year ago, a 6% increase. Wexpro net income was $43.2 million in the first half of 2010, compared to $38.6 million in the year-ago period, driven by a higher average investment base. Wexpro net income for the 12 months ended June 30, 2010, was $85.3 million compared to $77.5 million for the year-earlier period. During the 12 months ended June 30, 2010, Wexpro produced 48.5 billion cubic feet (Bcf) of cost-of-service gas for Questar Gas, comprising about half of utility supply. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return on its investment base – the investment in commercial wells and related facilities, reduced by working capital, deferred income taxes and accumulated depreciation. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

	12 Months Ended June 30,
	2010	2009
	(millions)
Beginning investment base	$411.4	$346.4
Successful development wells	98.3	141.3
Depreciation, depletion & amortization	(60.0)	(55.2)
Change in deferred taxes	(13.5)	(21.1)
Ending investment base	$436.2	$411.4

Questar Pipeline Results

Questar Pipeline grew net income 6% to $15.9 million in the second quarter of 2010, compared to $15.0 million in the 2009 quarter. Questar Pipeline earned an 11.2% return on average equity for the 12 months ended June 30, 2010. Questar Pipeline’s net income increase was largely driven by $4.1 million of higher contracted transportation commitments and $3.3 million of higher natural gas liquids (NGL) sales. Net income increased 11% to $33.1 million for the first half of 2010, driven by higher transportation revenues and NGL sales in the period. Net income totaled $61.6 million in the 12 months ended June 30, 2010 compared to $59.1 million for the year-earlier period. A summary of changes in Questar Pipeline revenues is provided below:

Change in Questar Pipeline Revenues

	3 Months Ended	6 Months Ended	12 Months Ended
	June 30,	June 30,	June 30,
	2010 vs 2009	2010 vs 2009	2010 vs 2009
		(millions)
Transportation revenue	$4.1	$8.4	$10.6
Storage revenue	(0.5)	(1.0)	0.4
NGL sales – transmission	0.4	0.6	(3.2)
NGL sales – field services	2.9	6.0	10.0
Energy services	0.5	(0.1)	(1.1)
Other	(2.0)	(1.8)	(2.7)
Change	$5.4	$12.1	$14.0

As of June 30, 2010, Questar Pipeline held net firm-transportation contracts totaling 4,671 thousand decatherms (Mdth) per day, compared to 4,221 Mdth per day as of June 30, 2009, an 11% increase. Transportation revenues increased due to the Overthrust Pipeline compression expansion completed in the fourth quarter of 2009. The company added transportation contracts totaling 460 Mdth per day associated with this expansion.

NGL sales increased due to higher prices and higher volumes sold in each period. The average NGL price for the first half of 2010 was $1.37 per gallon, up 96% from the first half of 2009. Volumes increased 35% in the first half of 2010 over the first half of 2009 due to Questar Transportation Services’ completion of a processing plant in Price, Utah, during the third quarter of 2009.

Operating, maintenance, general and administrative expenses for the first half of 2010 totaled $0.10 per decatherm transported, up from $0.09 per decatherm in the year-earlier period.

Questar Gas Results

Questar Gas reported a seasonal loss of $2.2 million in the second quarter of 2010, compared to net loss of $2.0 million in the 2009 period. Questar Gas earned a 10.4% return on average equity for the 12 months ended June 30, 2010. Questar Gas earned $30.9 million in the first half of 2010 compared to $29.8 million in the first half of 2009 and $42.7 million for the 12 months ended June 30, 2010, compared to $41.4 million in the year-earlier period. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

	3 Months Ended	6 Months Ended	12 Months Ended
	June 30,	June 30,	June 30,
	2010 vs 2009	2010 vs 2009	2010 vs 2009
		(millions)
Customer growth	$1.2	$2.4	$4.1
Demand-side management cost recovery	2.5	14.0	25.9
Recovery of gas-cost portion of bad-debts	0.1	(1.4)	(4.0)
Other	(1.0)	(0.8)	0.5
Change	$2.8	$14.2	$26.5

At June 30, 2010, Questar Gas served 905,745 customers, up 15,496 or 1.7% from June 30, 2009. Higher margins from customer growth contributed to increased earnings for each period. Operating, maintenance, general and administrative expenses, excluding demand-side-management (DSM) costs, were $69 per customer in the first half of 2010 compared to $71 per customer for the first half of 2009. Changes in margin from DSM-recovery revenues are offset by equivalent changes in the program’s expenses.

On April 8, 2010, the Public Service Commission of Utah approved a settlement in Questar Gas’s Utah general rate case. The stipulation, effective August 1, 2010, authorizes an increase in the utility’s allowed return on equity from 10.0% to 10.35% and indefinitely extends the existing conservation-enabling (revenue decoupling) tariff. The stipulation further approves an infrastructure cost tracking mechanism that allows the company to place into the rate base capital expenditures for a multi-year high-pressure natural gas feeder-line replacement program once the new facilities are in service.

Questar affirms 2010 earnings guidance

Questar expects that 2010 net income from continuing operations could range from $180 to $185 million or $1.00 to $1.05 per average diluted share. The company’s guidance includes incremental interest expense on debt incurred at the parent company concurrent with the spin-off of QEP Resources but excludes the impact of one-time separation charges associated with the transaction.

Second Quarter 2010 Earnings Teleconference

Questar management will discuss second quarter 2010 results from continuing operations and the outlook for the remainder of 2010 in a conference call with investors Wednesday, July 28, beginning at 9:30 a.m. EDT. The call can be accessed on the company website at www.questar.com.

About Questar Corporation:

Questar is a natural gas-focused energy company with an enterprise value of about $ 4.2 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas customers;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S., and;

•

Questar Gas provides retail gas distribution in Utah, Wyoming, and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond the control of Questar.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar’s website at: www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
		(recast)		(recast)		(recast)
	(in millions, except per share amounts)
REVENUES
Questar Gas	$148.6	$138.5	$509.3	$544.2	$884.0	$988.7
Questar Pipeline	48.2	43.7	95.9	85.0	184.1	172.3
Wexpro	4.3	3.4	10.5	5.8	22.5	20.1
Total Revenues	201.1	185.6	615.7	635.0	1,090.6	1,181.1

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	18.4	19.1	176.7	235.1	273.0	417.5
Operating and maintenance	39.3	35.9	91.1	82.4	176.3	157.5
General and administrative	25.0	23.7	51.2	46.1	98.5	91.5
Separation costs	11.5		11.5		11.5
Production and other taxes	13.2	10.1	27.8	22.7	47.5	50.8
Depreciation, depletion and amortization	37.4	35.5	76.3	72.1	151.3	141.0
Impairment						3.4
Total Operating Expenses	144.8	124.3	434.6	458.4	758.1	861.7
Net gain (loss) from asset sales		0.2		0.3	(0.1)	0.6
OPERATING INCOME	56.3	61.5	181.1	176.9	332.4	320.0
Interest and other income	2.6	3.4	5.4	6.2	11.7	18.0
Income from unconsolidated affiliate	0.9	0.9	1.9	1.9	3.8	2.5
Interest expense	(14.0)	(14.7)	(28.3)	(30.8)	(57.1)	(63.8)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	45.8	51.1	160.1	154.2	290.8	276.7
Income taxes	(17.1)	(18.1)	(59.2)	(55.9)	(107.7)	(98.2)
INCOME FROM CONTINUING OPERATIONS	28.7	33.0	100.9	98.3	183.1	178.5
Income from discontinued operations, net of taxes	69.5	45.5	148.2	47.9	315.7	297.6
Discontinued operations, noncontrolling interest	(0.7)	(0.6)	(1.3)	(1.1)	(2.8)	(5.6)
Total Discontinued Operations, Net Of Income Taxes	68.8	44.9	146.9	46.8	312.9	292.0
NET INCOME ATTRIBUTABLE TO QUESTAR	$97.5	$77.9	$247.8	$145.1	$496.0	$470.5

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.17	$0.18	$0.58	$0.56	$1.05	$1.03
Basic from discontinued operations	0.39	0.26	0.84	0.27	1.80	1.68
Basic total	$0.56	$0.44	$1.42	$0.83	$2.85	$2.71

Diluted from continuing operations	$0.16	$0.18	$0.57	$0.55	$1.03	$1.02
Diluted from discontinued operations	0.39	0.26	0.83	0.27	1.77	1.66
Diluted total	$0.55	$0.44	$1.40	$0.82	$2.80	$2.68

Weighted-average common shares outstanding
Used in basic calculation	175.1	174.1	175.0	173.9	174.6	173.3
Used in diluted calculation	177.6	176.1	177.4	176.0	176.9	175.8
Dividends per common share	$0.13	$0.125	$0.26	$0.25	$0.515	$0.4975

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
		(recast)		(recast)		(recast)
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$4.3	$3.4	$10.5	$5.8	$22.5	$20.1
Questar Pipeline	48.2	43.7	95.9	85.0	184.1	172.3
Questar Gas	148.6	138.5	509.3	544.2	884.0	988.7
Total	$201.1	$185.6	$615.7	$635.0	$1,090.6	$1,181.1

Revenues from Affiliated Companies
Wexpro	$60.2	$53.3	$120.7	$112.8	$233.0	$224.0
Questar Pipeline	18.5	17.6	37.3	36.1	73.4	71.2
Questar Gas	0.1	0.5	0.4	0.5	0.9	2.3
Total	$78.8	$71.4	$158.4	$149.4	$307.3	$297.5

Operating Income (Loss)
Wexpro	$33.3	$29.9	$66.1	$58.8	$131.9	$116.5
Questar Pipeline	31.3	29.9	64.8	59.2	120.8	116.0
Questar Gas	1.1	1.6	59.7	58.8	87.8	88.5
Corporate	(9.4)	0.1	(9.5)	0.1	(8.1)	(1.0)
Total	$56.3	$61.5	$181.1	$176.9	$332.4	$320.0

Income (Loss) from Continuing Operations
Wexpro	$22.0	$19.8	$43.2	$38.6	$85.3	$77.5
Questar Pipeline	15.9	15.0	33.1	29.7	61.6	59.1
Questar Gas	(2.2)	(2.0)	30.9	29.8	42.7	41.4
Corporate	(7.0)	0.2	(6.3)	0.2	(6.5)	0.5
Total	$28.7	$33.0	$100.9	$98.3	$183.1	$178.5

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,		12 Months Ended June 30,
	2010	2009	2010	2009	2010	2009
WEXPRO
Production volumes
Natural gas (Bcf)	12.1	11.6	25.1	24.8	48.5	49.0
Oil and NGL (MMbbl)	0.1	0.1	0.2	0.2	0.4	0.4
Oil and NGL sales price (per bbl)	$64.12	$46.29	$64.29	$35.25	$60.64	$53.11
Investment base ($ in millions)					$436.2	$411.4

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers (recast)	162.7	163.2	318.4	318.3	624.2	645.7
For Questar Gas	29.6	26.7	73.6	71.1	115.4	118.7
Total transportation	192.3	189.9	392.0	389.4	739.6	764.4
Transportation revenue (per dth)	$0.25	$0.23	$0.24	$0.22	$0.25	$0.22
Firm-daily transportation demand at June 30 (Mdth)	4,671	4,221
Natural gas processing
NGL sales (MMgal)	4.3	2.7	7.7	5.7	14.1	10.2
NGL sales price (per gal)	$1.27	$0.81	$1.37	$0.70	$1.26	$1.08

QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	18.5	17.8	63.1	62.3	110.2	105.5
Industrial	1.2	0.3	2.3	0.6	2.9	1.4
Transportation for industrial customers	13.0	13.6	29.5	30.1	57.5	62.9
Total industrial	14.2	13.9	31.8	30.7	60.4	64.3
Total deliveries	32.7	31.7	94.9	93.0	170.6	169.8

Natural gas revenue (per dth)
Residential and commercial sales	$7.11	$7.27	$7.50	$8.37	$7.49	$8.82
Industrial	5.15	6.29	5.57	6.97	5.70	7.14
Transportation for industrial customers	$0.19	$0.19	$0.18	$0.17	$0.20	$0.17
Temperatures - colder (warmer) than normal	35%	4%	7%		9%	(2%)
Temperature-adjusted usage per customer (dth)	16.5	17.1	63.1	64.5	107.6	108.8
Customers (thousands)					905.7	890.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2010	2009	2009
		(recast)	(recast)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents			$11.5
Accounts and notes receivable, net	$82.8	$79.1	162.1
Unbilled-gas accounts receivable	15.3	18.5	86.9
Inventories	40.5	49.3	62.8
Prepaid expenses and other	8.0	6.8	8.6
Regulatory assets	62.1	44.3	43.4
Deferred income taxes - current	14.3	12.3	14.3
Current assets of discontinued operations		681.3	562.4
Total Current Assets	223.0	891.6	952.0
Property, Plant and Equipment	4,456.1	4,183.6	4,338.9
Accumulated depreciation, depletion and amortization	(1,689.6)	(1,570.6)	(1,625.3)
Net property, plant and equipment of discontinued operations		4,736.5	5,091.3
Net Property, Plant and Equipment	2,766.5	7,349.5	7,804.9
Investment in unconsolidated affiliate	28.2	28.9	28.1
Goodwill	9.8	9.8	9.8
Regulatory and other assets	49.8	52.5	48.6
Noncurrent assets of discontinued operations		207.0	175.2
TOTAL ASSETS	$3,077.3	$8,539.3	$9,018.6

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$5.8	$6.7
Short-term debt	345.0	73.3	$221.9
Accounts payable and accrued expenses	205.5	149.9	240.8
Purchased-gas adjustment		48.6	22.1
Current portion of long-term debt	100.0	42.0
Current liabilities of discontinued operations		478.2	584.2
Total Current Liabilities	656.3	798.7	1,069.0
Long-term debt, less current portion	731.1	829.8	831.2
Deferred income taxes	396.4	308.4	377.7
Other long-term liabilities	322.7	400.8	359.4
Noncurrent liabilities of discontinued operations		2,730.7	2,824.2
EQUITY
Common Shareholders' Equity	970.8	3,415.1	3,502.2
Noncontrolling interest		55.8	54.9
Total Equity	970.8	3,470.9	3,557.1
TOTAL LIABILITIES AND EQUITY	$3,077.3	$8,539.3	$9,018.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended June 30,
	2010	2009
		(recast)
	(in millions)
OPERATING ACTIVITIES
Net income	$249.1	$146.2
Discontinued operations, net of income tax	(148.2)	(47.9)
Income from continuing operations	100.9	98.3
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities from continuing operations:
Depreciation, depletion and amortization	80.0	75.7
Deferred income taxes	9.1	33.1
Share-based compensation	9.6	4.8
Net (gain) from asset sales		(0.3)
(Income) from unconsolidated affiliate	(1.9)	(1.9)
Distribution from unconsolidated affiliate	1.8	0.6
Changes in operating assets and liabilities	56.2	71.5
NET CASH PROVIDED BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS	255.7	281.8

INVESTING ACTIVITIES
Property, plant and equipment	(139.5)	(138.3)
Equity investment in QEP Resources, Inc.	(250.0)
Cash used in disposition of assets	(1.0)	(0.9)
Proceeds from disposition of assets	0.5	1.6
Change in notes receivable	39.3	89.4
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(350.7)	(48.2)

FINANCING ACTIVITIES
Common stock	0.9	1.6
Long-term debt issuance costs	(2.9)
Change in short-term debt	176.0	(195.6)
Change in notes payable	(52.9)	(2.9)
Checks outstanding in excess of cash balances	5.8	6.7
Dividends paid	(45.5)	(43.5)
Tax benefits from share-based compensation	2.1	1.3
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS	83.5	(232.4)
CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	(11.5)	1.2
Cash provided by operations from discontinued operations	468.2	565.6
Cash used in investing activities by discontinued operations	(598.6)	(555.6)
Cash provided by (used in) financing activities from discontinued operations	111.1	(35.1)
Effect of change in cash and cash equivalents from discontinued operations	19.3	25.1
Change in cash and cash equivalents	(11.5)	1.2
Beginning cash and cash equivalents	11.5	(1.2)
Ending cash and cash equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP MEASURE
(Unaudited)

This release contains reference to a non-GAAP measure of earnings per diluted share excluding separation costs associated with the June 30, 2010 spin-off of QEP Resources, Inc. Management believes earnings per diluted share, excluding separation costs, is an important measure of the Company's operational performance relative to other comparable companies. The income taxes approximate the Company's effective tax rate for the periods presented.

The following table calculates earnings per diluted share excluding separation costs associated with the June 30, 2010 spin-off of QEP Resources, Inc.:

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
	(in millions, except earnings per share)

Income from continuing operations	$28.7	$33.0	$100.9	$98.3	$183.1	$178.5
Separation costs	11.5		11.5		11.5
Income taxes on separation costs	(4.4)		(4.4)		(4.4)
After-tax exclusion of separation costs	7.1		7.1		7.1
Income from continuing operations excluding separation costs	$35.8	$33.0	$108.0	$98.3	$190.2	$178.5

EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.16	$0.18	$0.57	$0.55	$1.03	$1.02
Diluted from after-tax separation costs	0.04		0.04		0.04
Earnings per diluted share from continuing operations
excluding separation costs	$0.20	$0.18	$0.61	$0.55	$1.07	$1.02

Weighted-Average Common Shares Outstanding
Diluted	177.6	176.1	177.4	176.0	176.9	175.8